EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 71 to Registration Statement No. 033-01121 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Investment Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 27, 2017

Schedule A

Eaton Vance Investment Trust

Report Date

Fund Name

May 19, 2017

Eaton Vance Floating-Rate Municipal Income Fund

May 19, 2017

Eaton Vance National Limited Maturity Municipal Income Fund

May 19, 2017

Eaton Vance New York Municipal Opportunities Fund (formerly, Eaton Vance New York Limited Maturity Municipal Income Fund)

May 19, 2017

Eaton Vance Short Duration Municipal Opportunities Fund (formerly, Eaton Vance Massachusetts Limited Maturity Municipal Income Fund)